Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated December 16, 2019, relating to the consolidated financial statements of Castor Maritime Inc. appearing in the Transition Report on Form 20-F of Castor Maritime Inc. for the transition period from October 1, 2018 to December 31, 2018. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
February 7, 2020